                                                                   EXHIBIT T3A-5



                            ARTICLES OF INCORPORATION
                                       OF

                               LTC VENTURES, INC.


        The undersigned, for the purpose of forming a corporation pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, hereby adopts, executes and acknowledges the following Articles of Incorporation.


                                   ARTICLE I

                                      NAME



        The name of the corporation shall be LTC VENTURES, INC.


                                   ARTICLE II

                                REGISTERED OFFICE


        The name of the initial resident agent and the street address of the initial registered office in the State of Nevada where process may be served upon the corporation is Bible, Haney, Hoy, Trachok, Wadhams & Woloson, Professional Corporation 301 East Clark Ave., Ste. 700, Las Vegas, Clark County, Nevada 89101. The corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.




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                                   ARTICLE III

                                  CAPITAL STOCK


        Section 1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue shall consist of Forty Million (40,000,000) shares of common stock $.001 par value, Two Million (2,000,000) of which shares shall be designated non-voting and the remainder of which shall be voting.


        Section 2. Consideration for Shares. The common stock authorized by
Section 1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.


        Section 3. Assessment of Stock. The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.


        Section 4. Cumulative Voting For Directors. No stockholder of the corporation shall be entitled to cumulative voting of his shares for the election of directors.


        Section 5. Preemptive Rights. No stockholder of the corporation shall have any preemptive rights.


                                   ARTICLE IV

                             DIRECTORS AND OFFICERS


        Section 1. Number of Directors. The members of the governing board of the corporation are styled as directors. The Board of Directors of the corporation shall consist of at least one (1) individual who shall be elected in such manner as shall be provided in the bylaws of




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the corporation. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation.

        Section 2. Initial Directors. The names and post office box or street addresses of the directors constituting the first Board of Directors, which shall be three (3) in number, are:


                    NAME                                 ADDRESS
                    ----                                 -------
          Andre C. Dimitriadis     301 E. Clark Ave., Suite 700, Las Vegas, NV 89101
          William McBride III      301 E. Clark Ave., Suite 700, Las Vegas, NV 89101
          James J. Pieczynski      301 E. Clark Ave., Suite 700, Las Vegas, NV 89101

        Section 3. Limitation of Personal Liability. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer of the corporation for:

        (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

        (b) The payment of distributions in violation of Nevada Revised Statutes 78.300.

        Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation, must be paid, by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final




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disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.


               Repeal And Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the corporation shall be prospective only. In the event of any conflict between Section 3 or 4 of this Article and any other Article of the corporation's Articles of Incorporation, the terms and provisions of Sections 3 or 4 of this Article shall control.


                                   ARTICLE V

                                  INCORPORATOR



        The name and post office box or street address of the incorporator signing these Articles of Incorporation is:

                NAME                              ADDRESS
                ----                              -------

Kenneth A. Woloson, Esq.       301 E. Clark Ave., Suite 700, Las Vegas, NV 89101


        IN WITNESS WHEREOF, I have executed these Articles of Incorporation this 27th day of March, 1997.

                                        /s/ KENNETH A. WOLOSON
                                        ----------------------------------------
                                        KENNETH A. WOLOSON, Esq.

State of Nevada   )
                  )  ss.
County of Clark   )


        This instrument was acknowledged before me on March 27, 1997 by KENNETH
A. WOLOSON, as Incorporator of LTC VENTURES, INC.




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                                         /s/  NATALIE M. BUTLER
                                         ---------------------------------------
                                         Notary Public in and for Said
                                         County and State
                                         (My commission expires: Jan. 16, 2001)






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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                               LTC VENTURES, INC.


        THIS IS TO CERTIFY that on the 19th day of May, 1997 at a duly called and noticed meeting of the Board of Directors of LTC VENTURES, INC. (the "Corporation"), a Nevada corporation, at which a quorum was at all times present and voting, the following resolution was unanimously adopted:


        RESOLVED, That Article I of the Corporation's Articles of Incorporation be amended so that it reads in its entirety as follows:

                      "The name of the Corporation shall be HOME AND COMMUNITY CARE, INC."


        We further hereby certify that subsequent thereto, the written consent of the stockholders of the Corporation was secured approving the amendment of the Articles of Incorporation as provided in the foregoing resolution.


        DATED the 26th day of June, 1997.


                                           /s/  WILLIAM McBRIDE III
                                           -------------------------------------
                                           William McBride III, President

ATTEST:


/s/  JAMES J. PIECZYNSKI
-------------------------------------
James J. Pieczynski, Secretary